NEWS RELEASE


FOR IMMEDIATE RELEASE:

                 COMSHARE FOCUSES COMPANY ON CORE STRATEGY OF
                       FINANCIAL MANAGEMENT APPLICATION

         Ann Arbor, Michigan, June 4, 1998 -- Comshare, Inc. (NASDAQ: CSRE), a leading supplier of financial analytic applications for management planning and control, announced today the sale of its Arthur strategic merchandise management applications for the retail industry to JDA Software Group, Inc. (NASDAQ: JDAS) for $44 million cash. Comshare has refined its strategy to focus on financial applications for management planning and control. The sale of its Arthur retail products is the first step in implementing that strategy. The sale of its Arthur retail products is the first step in implementing that strategy. JDA, an international provider of enterprise retail solutions, purchased the Arthur applications as part of the Company's strategy to build upon its integrated, enterprise retail solution with complementary products for JDA's worldwide clients.

Comshare Sharpens Focus on Financial Applications Strategy

         Comshare's strength for many years has been to provide software that enables medium and large corporations around the world to better plan, analyze, and control their businesses. Comshare has been refining its strategic business plan since last fall. The sale of the Arthur business unit comes as a result of the Company's decision to focus on analytic applications designed to meet the needs of the financial management of medium and large corporations.

         "Comshare has many years of experience delivering solutions to CFOs, controllers, and financial analysts. That is Comshare's strength," said Dennis Ganster, President and CEO of Comshare. "To focus our resources, we decided to divest the segment of the business that did not fit the strategy, and to seek to acquire companies or products that are a complementary fit. The Arthur retail strategic merchandise management products simply did not fit our new strategy. As a result of the sale, Comshare is now well-positioned to capitalize on marketplace opportunities."

         The sale is not only positive for Comshare, but also for JDA and Arthur customers. "JDA is the established market leader in delivering mission-critical transactional systems to retailers worldwide," stated Brent
W. Lippman, CEO of JDA. "The acquisition enables us to build upon our enterprise solution with the market leading planning and decision support tools. We are committing significant resources to ensure a successful transition for Arthur clients and associates as we move forward with the excellent products, services and support that Comshare has provided up to now."

Sale Provides Resources for Growth

         The sale of the Arthur products not only sharpens the focus of the Company, but also supplies an infusion of cash to fuel growth. "Another key point in our refined strategy is to enhance the company's financial applications product line via acquisitions," continued Ganster. "We intend to use the capital from the sale of the Arthur products to acquire businesses or products that complement our financial applications strategy. The goal is to broaden and deepen our capabilities to serve the financial management requirements of our broad base of customers and prospects, and fuel Comshare's growth."

Conference Call Information

         The Company will host a conference call Friday, June 5, at 8:30 a.m. EDT to discuss the sale. The following telephone number can be used for anyone interested in participating: dial 1-212-896-6017, and ask for the Comshare conference call. Anyone interested in hearing a replay of the conference call can dial the following: 1-800-633-8284 for US callers; or 1-303-248-1201 for international callers. At the prompt, please enter the following code: 4346287. The replay will be available approximately one hour after the end of the live call through the close of business on Monday, June 8, 1998.

About JDA Software Group, Inc.

         JDA Software Group, Inc. (NASDAQ: JDAS) is a global provider of integrated retail software products and professional services for clients worldwide. Designed to Optimize the Retail Enterprise, JDA's solution addresses the requirements for the entire retail supply chain: from the corporate level with merchandising, financial, and data warehouse systems; to the distribution level with warehouse management and logistics systems; and finally to the store level with point-of-sale and back-office applications. Founded in 1985, JDA is headquartered in Phoenix, Arizona, and has operations in major cities throughout the United States as well as international offices in Canada, the United Kingdom, France, Germany, Mexico, Brazil, Chile, South Africa, Singapore, and Australia. JDA's Web site can be found at http://www.jda.com.

About Comshare

         Comshare is a leading provider of financial applications for management planning and control, including financial consolidation and reporting, enterprise budgeting, and performance measurement. These complete client/server and Web-based analytic applications are based on an open architecture, utilizing market-leading databases, such as Microsoft SQL Server, Oracle, and Arbor Essbase. Comshare's applications incorporate innovative data visualization and Guided Analysis' capabilities designed to improve decision-making for enhanced competitiveness and improved profitability. A strong customer orientation, application expertise, and commitment to the best technologies have made Comshare one of the top 100 independent software companies, with customers around the world, many of which are Fortune 500 and Financial Times Top 1000 companies. Comshare, Inc. is a Microsoft Certified Solution Provider. For more information, call 1-800-922-7979, e-mail info@comshare.com, or visit Comshare's Web site at http://www.comshare.com.

Safe Harbor Statement

         Certain information in this press release contains "forward looking statements" within the meaning of the Securities Exchange Act of 1934, including those concerning the Company's future results, strategy and position to capitalize on marketplace opportunities. Actual results could differ materially from those in the forward looking statements due to a number of uncertainties, including, but not limited to, the demand for the Company's products and services; the size, timing and recognition of revenue from significant orders; increased competition; the Company's success in and expense associated with developing, introducing, acquiring and shipping new products; new product introductions and announcements by the Company's competitors; changes in Company strategy; product life cycles; the cost and continued availability of third party software and technology incorporated into the Company's products; the impact of rapid technological advances, evolving industry standards and changes in customer requirements; the impact of recent transitional changes in North American and international management and sales personnel; cancellations of maintenance and support agreements; software defects; variations in the amount and timing of cost savings anticipated to result from cost reduction actions; the impact of off-setting increases in operating expenses; the impact of cost reduction actions on the Company's operations; fluctuations in foreign exchange rates; the impact of undetected errors or defects associated with Year 2000 date functions on the Company's current products and internal systems; risks inherent in seeking and consummating acquisitions, including the diversion of management attention to the assimilation of the operations and personnel of acquired business, the ability of the Company to successfully integrate acquired businesses and the impact on the company's results and financial condition from debt issued, liabilities acquired, and additional expenses incurred in connection with such acquisitions; the ability of the Company to generate sufficient future taxable income or to execute available tax strategies required to realize deferred tax assets; and economic conditions generally or in specific industry segments.

         Comshare is a registered trademark. All other trademarks are the property of their respective holders.

CONTACTS:

         Company Contacts:              Financial Communications Contact:
         ----------------               --------------------------------
         Comshare, Inc.                 Lipper/Heilshom & Associates, Inc.
         Doug Hockstad                  Kris Otridge,
         734/994-6036                   Senior Account Executive
         dhockstad@comshare.com         415/433-3777

         Eller Communications
         Larry Eller
         734/761-3399
         larry@eilerpr.com